EXHIBIT 10.25

                     [LETTERHEAD OF THE COCA-COLA COMPANY]

                                August 22, 2001



Mr. Charles S. Frenette
Atlanta, Georgia

Dear Charlie:

This letter outlines the terms under which you will separate from The Coca-Cola Company (the Company). You have resigned as
Executive Vice President of The Coca-Cola Company and as President and Chief Operating Officer, Europe, Eurasia and Africa Group of
The Coca-Cola Export Corporation, effective immediately. You have agreed to remain an employee of The Coca-Cola Company at your total current rate of annual base salary as set by the Compensation Committee ("Base Salary") until October 31, 2001, (the "Separation Date").

The Board of Directors has accepted your resignation and the terms and conditions described in this letter have been approved by the Compensation Committee (or the appropriate Subcommittee) of the Board.

Your repatriation to Atlanta, Georgia will be effective October 1, 2001. Effective with your Separation Date, you will receive a lump sum payment of two years Base Salary. Payments will be offset by all salary continuation, severance payments and any other applicable payments due to you as a result of your separation under the laws of any country.

You are eligible for a prorated Annual Incentive for 2001, payable in 2002, based upon your performance and after results are certified under the terms of the Executive Performance Incentive Program and the Executive Incentive Plan.

You will also be paid prorated payments for performance periods in progress under the Long Term Incentive Plan after results are certified, according to plan terms.

Both annual incentive and LTI payments will be subject to applicable taxes and may be subject to hypothetical tax withholdings. These payments will be certified at the same time as awards for other officers (in February
2002) and paid to you within sixty (60) days after the awards are certified under the terms of the plan, but in no event later than March 31, 2002.

Mr. Charles S. Frenette
Atlanta, Georgia
August 22, 2001
Page 2




As soon as reasonably practical after your Separation Date, you will also receive a payment of $1,500,000.

Related to your stock option grants, the following actions will be taken, effective with your separation:

     - The retention grant made in February 2000 will be forfeited.

     - Options granted before 1997 are vested and will remain exercisable according to their terms (i.e., six months to exercise after your Separation Date).

     - Options granted after 1996 will fully vest on your Separation Date and will remain exercisable for the seven-year period beginning on the Separation Date, unless the original term of option expires earlier.

In exchange for the treatment of your options as noted above, your option agreements for the grant made in May 2001 is hereby amended as follows:

     "1 (a) (v) Notwithstanding anything to the contrary contained herein, in the event that you should disparage the Company, its officers or employees this option will be forfeited. Disparagement means negative oral statements to the media which can be accurately demonstrated in fact to be attributable to you or negative statements in publications which can be accurately demonstrated in fact to be attributable to you."

Restrictions on your 72,500 shares of restricted stock will be released as of your Separation Date, and shares will be delivered as soon as reasonably practicable thereafter. The performance award, which could have resulted in a future award of 125,000 restricted shares, will be forfeited.

Mr. Charles S. Frenette
Atlanta, Georgia
August 22, 2001
Page 3





Your retirement benefits will consist only of those benefits already vested. As soon as reasonably practicable after the Separation Date you will receive a lump sum distribution of your Thrift Benefit under the Supplemental Plan according to the terms of that plan. Also, your account in the Compensation Deferral and Investment Program will be deferred in accordance with your irrevocable election until you reach age 55, less elected early payments. At that time, you will begin to receive monthly income from that program until age 80. Subject to your elections and the terms and conditions of such plans, you will receive your other vested benefits in the Thrift and Investment Plan, the Employee Retirement Plan and the Supplemental Benefit Plan. You have been provided with a separate letter detailing your vested pension and CDIP payments.

While you remain on payroll, your current benefits coverage will continue. The Company will reimburse you for the cost of COBRA continuation of benefit coverage for you, your spouse and your eligible dependents until the earlier of the eighteen-month anniversary of your Separation Date or your obtaining employment that provides medical coverage.

TAXES
-----

You are entitled to a consultation with Ernst & Young, at no cost to you, to discuss the implications of your repatriation and the Company's tax equalization program. The Company will provide tax preparation through the services of Ernst & Young for the current year's tax returns. You will remain in the tax equalization program for the year of repatriation, and for 2002, if the annual incentive or LTI payments described above are taxable in the UK or to collect foreign tax credits. The Company will determine whether you remain in the tax equalization program for subsequent years, in order to collect foreign tax credits. As long as you are retained in the tax equalization program, the Company will have Ernst & Young prepare your tax returns at Company expense. However, you may be required to pay estimated U.S. federal and state taxes on your income.

Mr. Charles S. Frenette
Atlanta, Georgia
August 22, 2001
Page 4




TAXES (Continued)
-----------------

Payments made under this agreement after your repatriation date will be subject to applicable federal, state and local tax withholding and any estimated tax due. Any UK tax on payments (excluding annual incentive and LTI as noted above) under this agreement that arises due to i) your decision to remain in or return to the UK following your repatriation date and/or ii) your bringing funds into the UK is solely your responsibility, except that the Company will pay any incremental UK tax on a reasonable amount (not to exceed 6,000 British pounds per month) that is brought into the UK to cover living expenses through July 2002.

Should you exercise any stock options prior to your repatriation date, such exercises will be subject to hypothetical tax withholding. When you exercise stock options following your repatriation date, appropriate federal, state and local tax will be withheld, and you will be personally liable for paying any estimated federal, state or local taxes.

The manner in which hypothetical tax withholding and tax equalization works is described in the International Service Program Guide.


INTERNATIONAL SERVICE PROGRAM
-----------------------------

You have received a letter outlining the allowances and payments under the International Service Program. In addition to those normal plan allowances, the following exceptions to policy have been approved for you:


1) Your family will continue to be provided schooling and housing and other appropriate expatriate provisions, including host country, utility and automobile allowances, through the end of the 2001 - 2002 school year in London. You will be grossed up for any incremental tax (after reduction for applicable credits and exclusions) related to these allowances. This is contingent upon your family meeting applicable legal requirements to remain in the UK.

Mr. Charles S. Frenette
Atlanta, Georgia
August 22, 2001
Page 5




INTERNATIONAL SERVICE PROGRAM (Continued)
-----------------------------------------

2) Upon your return to the United States, Home Purchase Assistance will be provided and Home Sale Assistance (both described in the International Service Program Guide) of your Atlanta condominium, if it is sold.


RELEASE AND AGREEMENT ON CONFIDENTIALITY AND COMPETITION
--------------------------------------------------------

The terms and conditions in this letter are contingent upon your signing this letter and executing the attached Full and Complete Release and Agreement on Confidentiality and Competition.


We appreciate your long and loyal service on behalf of The Coca-Cola Company.


On behalf of the Board,


/s/ Cathleen P. Black                           /s/ James E. Chestnut
--------------------------------                ----------------------------
Cathleen P. Black                                  James E. Chestnut
Chairman, Compensation Committee                Executive Vice President
The Board of Directors of                         The Coca-Cola Company
The Coca-Cola Company



Agreed and accepted this 29th day of August, 2001



/s/ Charles S. Frenette
--------------------------------
Charles S. Frenette

                         FULL AND COMPLETE RELEASE AND
                  AGREEMENT ON CONFIDENTIALITY AND COMPETITION


     In consideration of the benefits provided by The Coca-Cola Company as set forth in the letter agreement dated August 22,2001, the sufficiency of which is hereby acknowledged, Charles S. Frenette ("Employee") and The Coca-Cola Company agree as follows:

Section 1. Full and Complete Release.
-------------------------------------

     1.1. Employee, for himself, his heirs, executors, administrators and assigns remises, releases and forever discharges The Coca-Cola Company and its subsidiaries (collectively, the "Company"), and their respective directors, officers and employees of and from all debts, claims, actions, causes of actions (including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C., Section 1001, et. seq., and those federal, state and foreign laws prohibiting employment discrimination based on age, sex, race, color, national origin, religion, handicap or veteran status such as the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., as amended by the Older Workers Benefit Protection Act, P.L. 101-433; Equal Pay Act of 1963, 9 U.S.C. Section 206 et seq.; Title VII of The Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq.; the Civil Rights Act of 1866, 42 U.S.C. 1981; Americans with Disabilities Act, 42 U.S.C. 12101, et seq., Rehabilitation Act of 1973, 29 U.S.C. Section 791 et seq.; the Family and Medical Leave Act, 28 U.S.C. 2601 and 2611 et seq., the Georgia Age

     Discrimination Act, Ga. Code Ann. 34-1-2; the Georgia Fair Employment Practices Act of 1978, Ga. Code Ann. 45-19-20 et seq.; and the Georgia Equal Employment for the Handicapped Code, Ga. Code Ann. 34-6A-1 et seq.), suits, dues, sums of money, accounts, reckonings, covenants, contracts, claims for attorneys' fees, controversies, agreements, promises and all liabilities of any kind or nature whatsoever, at law, in equity, or otherwise which he ever had, now has, or which he, his heirs, executors, administrators and assigns hereafter can, shall or may have, from the beginning of his employment through the date he executes this Agreement, including those associated with his employment and separation from employment with the Company.

     1.2. The Company represents and warrants that it is not aware of any claims, other than receivables for taxes in the ordinary course of an International Services Associate relationship, that it has against Employee as of the date hereof.

     1.3. Wherein Employee's spouse, child or other immediate family member makes any claim for loss of consortium, or any other similar claim, arising out of the employment relationship between the parties and its termination thereof, Employee will indemnify and hold the Company harmless from any liability, including costs and expenses (as well as reasonable attorneys' ees) incurred by the Company as a result of any such claim.

     1.4. Employee understands and agrees:

          (a) No rights or claims are waived that may arise after the date Employee executes this Agreement;

          (b) Employee is advised to consult with an attorney prior to executing this Agreement;

          (c) Employee has 21 days from the receipt of this Agreement within which to consider the Agreement;

          (d) Employee has 7 days following the execution of this Agreement to revoke the Agreement; and

          (e) The Agreement shall not become effective or enforceable until the revocation period of 7 days has expired.

     1.5. It is additionally understood and agreed that this Agreement is not and shall not be construed to be an admission of liability of any kind on the part of the party or parties hereby released.

Section 2. Trade Secrets and Confidential Information.
------------------------------------------------------

     2.1. Employee will hold in confidence all trade secrets and confidential information of the Company that came into his knowledge during his employment with the Company and shall not disclose, publish or make use of at any time after the date Employee executes this Agreement such trade secrets or confidential information without the prior written consent of the Chairman of the Board of Directors of The Coca-Cola Company.

     2.2. The terms and conditions of this Agreement and the accompanying Letter Agreement dated August 22, 2001 (the "Letter Agreement") are deemed to be confidential in nature and neither Employee nor his agents, employees, representatives, or attorneys will divulge any of the terms and conditions of these documents to anyone, other than legal, tax and financial advisors.

Section 3. Nondisparagement.
---------------------------------

     Employee will not disparage the Company, its subsidiaries, or its officers or employees. The Company will not disparage Employee. "Disparagement" means a negative oral statement to the media that can be accurately demonstrated in fact to be attributable to Employee or the Company (as applicable) or negative statements in publications that can be accurately demonstrated in fact to be attributable to Employee or the Company (as applicable).

Section 4. Non Compete and Non Solicitation.
--------------------------------------------

     4.1. NON COMPETE. Employee hereby covenants with the Company that he will not, without the prior written consent of the Chairman of the Board of Directors of The Coca-Cola Company, either directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group or other entity, engage, as an officer, director, owner, partner, member, joint venture, or in any other capacity, whether as an employee, independent contractor, consultant, advisor or sales representative:

          (a) until October 31, 2003, in any business engaged in the manufacture, sale or distribution of Non-alcoholic Beverages; or

          (a) [sic] until October 31, 2004, in performing services for PepsiCo or its subsidiaries (including but not limited to Pepsi Bottling Group).

               Notwithstanding the foregoing, Employee may:
               --------------------------------------------

               (i) perform services for any company (other than PepsiCo or its subsidiaries, including but not limited to Pepsi Bottling Group), which has a Competing Business Segment, provided that Employee does not perform services directly for such Competing Business Segment, and provided Employee notifies the Chairman of the Board of Directors of The Coca-Cola Company of the nature of such services (to the extent consistent with any confidentiality or non-disclosure obligations Employee may have) in writing prior to beginning such services;

               (ii) perform services for any entity which has an affiliation or commercial relationship with the Company, provided Employee notifies the Chairman of the Board of Directors of The Coca-Cola Company of the nature of such services (to the extent consistent with any confidentiality or non-disclosure obligations Employee may have) in writing prior to beginning such services; or

               (iii) have an ownership interest in any company engaged in the manufacture, sale, or distribution of Non-alcoholic Beverages, provided he is not performing services therefor.

               For  purposes hereof:
               --------------------

               "Competing Business Segment" means any segment of the business of a company which manufactures, sells or distributes Non-alcoholic Beverages; and "Non-Alcoholic Beverages" means ready to drink, shelf-stable carbonated soft drinks, coffee, tea, water or fruit-based beverages

     4.2. NON SOLICITATION. Employee hereby covenants with the Company that he will not, until October 31, 2004, without the prior written consent of the Chairman of the Board of Directors of The Coca-Cola Company, solicit or attempt to solicit for employment for or on behalf of any corporation, partnership, venture or other business entity any person who, on the last day of Employee's employment with the Company or within 12 months prior to that date, was employed by the Company or its direct or indirect subsidiaries as a manager or executive and with whom Employee had material contact during the course of his employment with the Company (whether or not such person would commit a breach of contract).

Section 5. Reasonable and Necessary Restrictions.
-------------------------------------------------

     5.1 Employee acknowledges that during the course of his employment with the Company he has received or will receive and has had or will have access to confidential information and trade secrets of the Company, including but not limited to confidential and secret business and marketing plans, strategies, and studies, detailed client/customer lists and information relating to the operations and business requirements of those clients/customers and, accordingly, he is willing to enter into the covenants contained in this Agreement in order to provide the Company with what he considers to be reasonable protection for its interests.

     5.2 Employee acknowledges that the restrictions, prohibitions and other provisions hereof, are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Company. Employee covenants that he will not challenge the enforceability of this Agreement nor will he raise any equitable defense to its enforcement.

Section 6.  Severability.
-------------------------

     If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

Section 7.  Indemnification.
----------------------------

     To the fullest extent permitted by law, the Company shall indemnify Employee (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, incurred by Employee in connection with the defense of any lawsuit or other claim for which the Employee is made a party by reason of his being an officer, director or employee of the Company or any of its subsidiaries or as a result of Employee being a director, at the Company's request, of any company in which the Company has an equity interest, including without limitation, any such matters which arise after Employee's separation. Through December 31, 2001 and for at least three years thereafter, the Company shall use its reasonable best efforts to maintain customary director and officer liability insurance covering Employee for acts and omissions during the period he was employed by the Company.

Section 8. Dispute Resolution.
------------------------------

     All controversies, claims or disputes arising out of or related to this Agreement or the Letter Agreement shall be settled in Atlanta, Georgia, under the rules of the American Arbitration Association then in effect, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The arbitrators fees shall be split equally among the parties. In the event that the Company and Employee enter into arbitration, based upon the Company's assertion that Employee has violated his non-disparagement obligations in the Letter Agreement, the Company will reimburse Employee for all reasonable attorneys fees expended during the course of the arbitration.

Section 9. Governing Law.
--------------------------

     This Agreement and the accompanying Letter Agreement are the complete understanding between Employee and The Coca-Cola Company in respect of the subject matter of this Agreement and supersede all prior agreements relating to the same subject matter. Employee acknowledges that he has not relied upon any representations, promises or agreements of any kind except those set forth herein and in the accompanying Letter Agreement in signing this Agreement.

     Employee has read and reviewed this Agreement, fully understands it and voluntarily signs same.

Date:  27/08/01

                                        /s/ Charles S. Frenette
                                        --------------------------------------
                                        Charles S. Frenette


                                        The Coca-Cola Company

                                        /s/ James E. Chestnut
                                        --------------------------------------
                                        James E. Chestnut
                                        Executive Vice President